UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006 (May 5, 2006)

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2006, the compensation committee of the board of directors (the “Committee”) of DCP Midstream GP, LLC, the general partner of DCP Midstream GP, LP, the general partner of DCP Midstream Partners, LP (the “Partnership”), approved awards under the Partnership’s Long-Term Incentive Plan to certain executive officers and management. The Committee approved the issuance of 40,560 performance-based phantom units representing limited partnership interests in the Partnership. The awards include an equal number of distribution equivalent rights, which will be earned upon achievement of the performance requirements. The performance phantom units will vest at the end of a three-year performance measurement period which begins January 1, 2006 and ends December 31, 2008. The measure used to determine the number of units that shall vest is the Partnership’s compound annual growth rate on distributable cash flow per unit based on the number of common units outstanding. Upon vesting, the units will be paid in cash.

Item 7.01 Regulation FD Disclosure

On May 10, 2006, DCP Midstream Partners, LP held an earnings conference call to discuss its results of operations for the first quarter of 2006. A transcript of the contents of the conference call is furnished with this Form 8-K as Exhibit 99.1.

The above information is intended to be furnished under “Item 2.02 Results of Operations and Financial Condition,” is instead furnished under “Item 7.01 Regulation FD Disclosure.” In accordance with General Instruction B.2 of Form 8-K, the transcript shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Transcript of Earnings Conference Call held May 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary

May 11, 2006

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Transcript of Earnings Conference Call held May 10, 2006.